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Exhibit 10.18

VOTING AGREEMENT

        This Voting Agreement (the "Agreement") is made and entered into as of March 26, 2007, by and among TA/Advent VIII, L.P., Advent Atlantic and Pacific III L.P., TA Venture Investors L.P. and TA Executives Fund LLC (collectively, "TA Associates), JMI Equity Fund, III, L.P. ("JMI;" together with TA Associates, the "Equity Sponsors"), and Ronald and Mariette Woestemeyer (the "Woestemeyers"), all of whom are holders of Common Stock, par value $0.001 per share (the "Common Stock"), of PROS Holdings, Inc., a Delaware corporation (the "Company"). The Company, TA Associates, JMI, and the Woestemeyers are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties." The Company's Board of Directors is referred to herein as the "Board."

RECITALS

        WHEREAS, the Equity Sponsors hold substantially all of the outstanding shares of the Company's redeemable preferred stock, par value $0.001 per share (the "Redeemable Stock") and hold a significant number of outstanding shares of the Company's Common Stock;

        WHEREAS, pursuant to the terms of the Company's certificate of incorporation, the holders of the Redeemable Stock are entitled to elect two (2) directors to the Board so long as the Redeemable Stock is outstanding;

        WHEREAS, the Company and the holders of the Redeemable Stock have agreed to the redemption of all the Redeemable Stock;

        WHEREAS, as a condition to the redemption of all of the Redeemable Stock, the Equity Sponsors desire the right, in their capacity as holders of Common Stock, to designate two (2) directors to the Board; and

        WHEREAS, the Woestemeyers hold or control 6,149,720 shares of Common Stock and desire to induce the holders of Redeemable Stock to agree to the redemption of Redeemable Stock by agreeing to vote their shares of capital stock in favor of the election of directors designated by the Equity Sponsors.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

          1.    Agreement to Vote.    Each of the Woestemeyers, as a holder of Common Stock, hereby agrees on behalf of himself or herself and any transferee or assignee of any such shares of Common Stock, to hold all of the shares of Common Stock registered in his or her name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of such Common Stock, and any other voting securities of the Company subsequently acquired by such Party) (hereinafter collectively referred to as the "Founder Shares") subject to, and to vote the Founder Shares at regular or special meetings of stockholders (or by written consent) in accordance with, the provisions of this Agreement.

          2.    Election of Directors.    In any election of directors of the Company to elect directors to the Board, each of the Woestemeyers shall vote at any regular or special meeting of stockholders (or by written consent) all shares of Common Stock then owned by him or her (or as to which he or she then has voting power) or take any other action necessary to elect two (2) directors (the "Nominated Directors") nominated by the Equity Sponsors holding a majority of the outstanding shares of Common Stock held by all Equity Sponsors (the "Majority-in-Interest Equity Sponsors"), which Nominated Directors shall initially be Kurt Jaggers and Harry Gruner.

          3.    Removal.    Any director of the Company may be removed from the Board in the manner allowed by law and the Company's Certificate of Incorporation and Bylaws, as amended, but with respect to a director designated pursuant to Section 2 above, only upon the vote or written consent of the Majority-in-Interest Equity Sponsors. Each of the Woestemeyers shall vote at any regular or special meeting of stockholders (or by written consent) all shares of Common Stock then owned by him or her (or as to which he or she then has voting power) or take any other action necessary for the removal of any Nominated Director upon the request of the Majority-in-Interest Equity Sponsors then entitled to nominate such Nominated Director as set forth in Section 2 above, and for the election to the Board of Directors of a substitute Nominated Director designated by such Majority-in-Interest Equity Sponsors in accordance with the provisions hereof. Each of the Woestemeyers further agrees to vote all shares of Common Stock then owned by him or her (or as to which he or she then has voting power) in such manner or take any other action as shall be necessary or appropriate to ensure that any vacancy of a Nominated Director's seat on the Board of Directors occurring for any reason shall be filled in accordance with the provisions of Section 2.

          4.    Specific Enforcement.    It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

          5.    Captions.    The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

          6.    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).

          7.    Term.    This Agreement shall terminate and be of no further force or effect upon (a) the consummation of the Company's sale of its Common Stock or other securities pursuant to the Qualified Public Offering, as defined in the Company's Certificate of Incorporation dated August 29, 2002 (the "Charter"), or (b) the consummation of a Liquidation Event or Extraordinary Transaction, as that term is defined in the Company's Charter.

          8.    Manner of Voting.    The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

          9.    Amendments and Waivers.    Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Majority-in-Interest Equity Sponsors and (ii) the Woestemeyers. Any amendment or waiver so effected shall be binding upon all the Parties hereto. Any amendment or waiver not effected in accordance with this Section 9 shall be null and void.

          10.    Stock Splits, Stock Dividends, etc.    In the event of any issuance of shares of the Company's voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization or the like), such shares shall become subject to this Agreement.

          11.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          12.    Binding Effect.    In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, each transferee or assignee of any shares of Common Stock of the Woestemeyers subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. This Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns and to such additional individuals or entities that may become stockholders of the Company and that desire to become Parties hereto. Upon the execution and delivery of an Adoption Agreement, such person shall be deemed to be a Party hereto as if such person's signature appeared on the signature pages hereto. By its execution hereof or any Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

          13.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

          14.    Entire Agreement.    This Agreement is intended to be the sole agreement of the Parties as it relates to the subject matter hereof and supersede all other agreements of the Parties relating to the subject matter hereof.

          15.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

Signature page follows.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TA/ADVENT VIII L.P.
	By:	TA Associates VIII LLC, its General Partner
	By:	TA Associates, Inc., its Manager
	By:	*
ADVENT ATLANTIC AND PACIFIC III L.P.
	By:	TA Associates AAP III Partners, its General Partner
	By:	TA Associates, Inc.
	By:	*
* Kurt R. Jaggers, Attorney-in-Fact
TA VENTURE INVESTORS L.P.
Address:	By:	*
TA EXECUTIVES FUND LLC
	By:	TA Associates, Inc., its Manager
	By:	*
Signature Page to Voting Agreement

JMI EQUITY FUND III, L.P.
By:	JMI Associates III LLC, its General Partner
By:
Name:
Title:
Address:
Ronald Woestemeyer
Address:
Mariette Woestemeyer
Address:

EXHIBIT A
ADOPTION AGREEMENT

        This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Voting Agreement dated as of March 26, 2007 (the "Agreement") by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

          (a)    Acknowledgment.    Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the "Stock"), subject to the terms and conditions of the Agreement.

          (b)    Agreement.    Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party thereto.

          (c)    Notice.    Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee's signature below.

        EXECUTED AND DATED this            day of                        , 200    .

TRANSFEREE:
By:
Name:
Title:
Address:
Fax:
Accepted and Agreed:
COMPANY PROS HOLDINGS, INC.
By:
Name:
Title:

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EXHIBIT A ADOPTION AGREEMENT